Exhibit 99.1

For Immediate Release

Starwood Property Trust Reports Results for the

Quarter Ended March 31, 2018

– Quarterly GAAP Earnings of $0.38 and Core Earnings of $0.58 per Diluted Common Share –

–  Deploys $2.0 Billion of Capital –

–  Closes $405 Million of Previously Announced $595 Million Affordable Housing Portfolio Purchase –

–  Issues $500 Million of 3.625% Unsecured Notes (Swapped to L+128 bps) –

–  Retires $370 Million of 4.55% Convertible Senior Notes –

– Declares Dividend of $0.48 per share for the Second Quarter of 2018 –

GREENWICH, Conn., May 4, 2018 /PRNewswire/ -- Starwood Property Trust, Inc. (NYSE: STWD) today announced operating results for the fiscal quarter ended March 31, 2018.  The Company’s first quarter 2018 GAAP net income was $99.9 million, or $0.38 per diluted share, and Core Earnings (a non-GAAP financial measure) was $155.8 million, or $0.58 per diluted share.

“2018 is off to a great start as we have put more than $2.5 billion of capital to work year-to-date, including $1.8 billion in our Lending Segment,” commented Barry Sternlicht, Chairman and CEO of Starwood Property Trust. “Our advantaged access to best-in-class low cost funding options, including our most recent $500 million unsecured debt offering, has enabled us to continue to source and close attractive risk adjusted lending investments in a very competitive market. With a robust investment pipeline generated by our multi-cylinder investment platform, and a very strong liquidity profile, we are well positioned to continue to deliver stable and compelling total returns for our shareholders for the long-term.”

Dividend

On May 4, 2018, the Company’s Board of Directors declared a dividend of $0.48 per share of common stock for the quarter ending June 30, 2018. The dividend is payable on July 13, 2018 to common stockholders of record as of June 29, 2018.

Supplemental Schedules

The Company has published supplemental earnings schedules on its website in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders.  Specifically, these materials can be found on the Company’s website in the Investor Relations section under “Quarterly Results” at www.starwoodpropertytrust.com.

Conference Call and Webcast Information

The Company will host a webcast and conference call on Friday, May 4, 2018, at 10:00 a.m. Eastern Time to discuss the quarter’s financial results and recent events.  A webcast will be available on the Company’s website at www.starwoodpropertytrust.com.  To listen to a live broadcast, access the site at least 15 minutes prior to the scheduled start time in order to register and download and install any necessary audio software.

To Participate in the Telephone Conference Call:

Dial in at least five minutes prior to start time.

Domestic:  1-800-263-0877

International:  1-323-794-2094

Conference Call Playback:

Domestic:  1-844-512-2921

International:  1-412-317-6671

Passcode:  8903392

The playback can be accessed through May 18, 2018.

About Starwood Property Trust, Inc.

Starwood Property Trust (NYSE: STWD), an affiliate of global private investment firm Starwood Capital Group, is the largest commercial mortgage real estate investment trust in the United States. The Company’s core business focuses on originating, acquiring, financing and managing commercial mortgage loans and other commercial real estate debt and equity investments. With total capital deployed since inception of over $41 billion, Starwood Property Trust continues to solidify its position as one of the premier real estate finance companies in the country.

Forward-Looking Statements

Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Although Starwood Property Trust, Inc. believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained.  Factors that could cause actual results to differ materially from the Company’s expectations include completion of pending investments, continued ability to acquire additional investments, competition within the finance and real estate industries, economic conditions, availability of financing and other risks detailed from time to time in the Company's reports filed with the SEC.

Starwood Property Trust, Inc. and Subsidiaries

Condensed Consolidated Statement of Operations by Segment

For the three months ended March 31, 2018

(Amounts in thousands)

			Investing			Investing
	Lending	Property	and Servicing			and Servicing
	Segment	Segment	Segment	Corporate	Subtotal	VIEs	Total
Revenues:
Interest income from loans	$134,972	$—	$2,648	$—	$137,620	$—	$137,620
Interest income from investment securities	14,439	—	34,399	—	48,838	(33,569)	15,269
Servicing fees	165	—	33,434	—	33,599	(7,532)	26,067
Rental income	—	66,710	14,400	—	81,110	—	81,110
Other revenues	194	101	228	52	575	(54)	521
Total revenues	149,770	66,811	85,109	52	301,742	(41,155)	260,587
Costs and expenses:
Management fees	480	—	18	30,051	30,549	93	30,642
Interest expense	32,021	16,534	5,095	33,803	87,453	(270)	87,183
General and administrative	6,695	1,859	21,020	2,482	32,056	86	32,142
Acquisition and investment pursuit costs	220	6	151	—	377	—	377
Costs of rental operations	—	23,488	6,205	—	29,693	—	29,693
Depreciation and amortization	17	26,469	5,258	—	31,744	—	31,744
Loan loss allowance, net	1,538	—	—	—	1,538	—	1,538
Other expense	77	—	27	—	104	—	104
Total costs and expenses	41,048	68,356	37,774	66,336	213,514	(91)	213,423
Income (loss) before other income (loss), income taxes and non-controlling interests	108,722	(1,545)	47,335	(66,284)	88,228	(41,064)	47,164
Other income (loss):
Change in net assets related to consolidated VIEs	—	—	—	—	—	52,653	52,653
Change in fair value of servicing rights	—	—	(9,168)	—	(9,168)	3,354	(5,814)
Change in fair value of investment securities, net	(704)	—	13,979	—	13,275	(13,424)	(149)
Change in fair value of mortgage loans held-for-sale, net	(1,692)	—	9,492	—	7,800	—	7,800
Earnings (loss) from unconsolidated entities	1,444	(3,515)	1,596	—	(475)	(987)	(1,462)
Gain on sale of investments and other assets, net	279	3,942	6,439	—	10,660	—	10,660
(Loss) gain on derivative financial instruments, net	(10,818)	1,919	5,042	(13,002)	(16,859)	—	(16,859)
Foreign currency gain (loss), net	13,550	2	(3)	—	13,549	—	13,549
Other income, net	43	17	48	—	108	—	108
Total other income (loss)	2,102	2,365	27,425	(13,002)	18,890	41,596	60,486
Income (loss) before income taxes	110,824	820	74,760	(79,286)	107,118	532	107,650
Income tax provision	(947)	(1,261)	(648)	—	(2,856)	—	(2,856)
Net income (loss)	109,877	(441)	74,112	(79,286)	104,262	532	104,794
Net income attributable to non-controlling interests	(361)	(2,453)	(1,516)	—	(4,330)	(532)	(4,862)
Net income (loss) attributable to Starwood Property Trust, Inc.	$109,516	$(2,894)	$72,596	$(79,286)	$99,932	$—	$99,932

Definition of Core Earnings

Core Earnings, a non-GAAP financial measure, is used to compute the Company’s incentive fees to its external manager and is an appropriate supplemental disclosure for a mortgage REIT.  For the Company’s purposes, Core Earnings is defined as GAAP net income (loss) excluding non-cash equity compensation expense, the incentive fee due to the Company’s external manager, acquisition costs from successful acquisitions, depreciation and amortization of real estate and associated intangibles and any unrealized gains, losses or other non-cash items recorded in net income for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income and, to the extent deducted from net income (loss), distributions payable with respect to equity securities of subsidiaries issued in exchange for properties or interests therein. The amount is adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash adjustments as determined by the Company’s external manager and approved by a majority of the Company’s independent directors.

Reconciliation of Net Income to Core Earnings

For the three months ended March 31, 2018

(Amounts in thousands except per share data)

			Investing
	Lending	Property	and Servicing
	Segment	Segment	Segment	Corporate	Total
Net income (loss) attributable to Starwood Property Trust, Inc.	$109,516	$(2,894)	$72,596	$(79,286)	$99,932
Add / (Deduct):
Non-controlling interests attributable to Woodstar II Class A Units	—	2,453	—	—	2,453
Non-cash equity compensation expense	563	43	975	3,199	4,780
Management incentive fee	—	—	—	9,634	9,634
Acquisition and investment pursuit costs	119	(93)	(29)	—	(3)
Depreciation and amortization	17	26,805	4,912	—	31,734
Loan loss allowance, net	1,538	—	—	—	1,538
Interest income adjustment for securities	(197)	—	(1,062)	—	(1,259)
Extinguishment of debt, net	—	—	—	9,755	9,755
Other non-cash items	—	(562)	124	881	443
Reversal of unrealized (gains) / losses on:
Loans held-for-sale	1,692	—	(9,492)	—	(7,800)
Securities	704	—	(13,979)	—	(13,275)
Derivatives	10,529	(1,436)	(5,422)	14,398	18,069
Foreign currency	(13,550)	(2)	3	—	(13,549)
Earnings from unconsolidated entities	(1,444)	3,515	(1,596)	—	475
Purchases and sales of properties	—	—	—	—	—
Recognition of realized gains / (losses) on:
Loans held-for-sale	(875)	—	9,643	—	8,768
Securities	—	—	(4,114)	—	(4,114)
Derivatives	(5,725)	(479)	5,531	—	(673)
Foreign currency	8,051	2	(41)	—	8,012
Earnings from unconsolidated entities	1,847	—	1,044	—	2,891
Purchases and sales of properties	—	(210)	(1,765)	—	(1,975)
Core Earnings (Loss)	$112,785	$27,142	$57,328	$(41,419)	$155,836
Core Earnings (Loss) per Weighted Average Diluted Share	$0.42	$0.10	$0.21	$(0.15)	$0.58

Starwood Property Trust, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet by Segment

As of March 31, 2018

(Amounts in thousands)

			Investing			Investing
	Lending	Property	and Servicing			and Servicing
	Segment	Segment	Segment	Corporate	Subtotal	VIEs	Total
Assets:
Cash and cash equivalents	$30,048	$14,738	$55,167	$179,987	$279,940	$6,215	$286,155
Restricted cash	52,855	15,343	8,478	16,590	93,266	—	93,266
Loans held-for-investment, net	6,179,100	—	3,686	—	6,182,786	—	6,182,786
Loans held-for-sale	662,971	—	60,762	—	723,733	—	723,733
Loans transferred as secured borrowings	74,463	—	—	—	74,463	—	74,463
Investment securities	490,494	—	1,045,217	—	1,535,711	(1,021,248)	514,463
Properties, net	—	2,699,492	289,372	—	2,988,864	—	2,988,864
Intangible assets	—	118,522	85,999	—	204,521	(24,892)	179,629
Investment in unconsolidated entities	29,537	107,189	45,361	—	182,087	(21,975)	160,112
Goodwill	—	—	140,437	—	140,437	—	140,437
Derivative assets	4,240	36,056	771	—	41,067	—	41,067
Accrued interest receivable	39,002	163	258	1,830	41,253	—	41,253
Other assets	328,622	88,708	50,830	2,083	470,243	(2,923)	467,320
VIE assets, at fair value	—	—	—	—	—	49,233,307	49,233,307
Total Assets	$7,891,332	$3,080,211	$1,786,338	$200,490	$12,958,371	$48,168,484	$61,126,855
Liabilities and Equity
Liabilities:
Accounts payable, accrued expenses and other liabilities	$18,332	$68,115	$48,925	$20,894	$156,266	$1,297	$157,563
Related-party payable	20	—	28	31,733	31,781	—	31,781
Dividends payable	—	—	—	126,244	126,244	—	126,244
Derivative liabilities	19,576	20,630	330	17,064	57,600	—	57,600
Secured financing agreements, net	2,936,419	1,936,367	408,104	297,124	5,578,014	(23,700)	5,554,314
Unsecured senior notes, net	—	—	—	2,252,631	2,252,631	—	2,252,631
Secured borrowings on transferred loans, net	74,275	—	—	—	74,275	—	74,275
VIE liabilities, at fair value	—	—	—	—	—	48,167,760	48,167,760
Total Liabilities	3,048,622	2,025,112	457,387	2,745,690	8,276,811	48,145,357	56,422,168
Equity:
Starwood Property Trust, Inc. Stockholders’ Equity:
Common stock	—	—	—	2,671	2,671	—	2,671
Additional paid-in capital	2,054,473	850,185	562,815	1,260,710	4,728,183	—	4,728,183
Treasury stock	—	—	—	(104,194)	(104,194)	—	(104,194)
Accumulated other comprehensive income (loss)	59,082	16,259	(31)	—	75,310	—	75,310
Retained earnings (accumulated deficit)	2,718,567	(17,229)	759,611	(3,704,387)	(243,438)	—	(243,438)
Total Starwood Property Trust, Inc. Stockholders’ Equity	4,832,122	849,215	1,322,395	(2,545,200)	4,458,532	—	4,458,532
Non-controlling interests in consolidated subsidiaries	10,588	205,884	6,556	—	223,028	23,127	246,155
Total Equity	4,842,710	1,055,099	1,328,951	(2,545,200)	4,681,560	23,127	4,704,687
Total Liabilities and Equity	$7,891,332	$3,080,211	$1,786,338	$200,490	$12,958,371	$48,168,484	$61,126,855

Additional information can be found on the Company’s website at www.starwoodpropertytrust.com.

Contact:
Zachary Tanenbaum

Starwood Property Trust

Phone: 203-422-7788

Email: ztanenbaum@starwood.com